Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
LIN TV Corp.

We consent to the incorporation by reference on this Form S-8 of LIN TV Corp. of our report dated March 15, 2011 relating to the financial statements of Station Venture Operations, LP as of December 31, 2010, and the related statements of operations, members’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2010, which report appears in the December 31, 2011 annual report on Form 10-K of LIN TV Corp.

We consent to the incorporation by reference on this Form S-8 of LIN TV Corp. of our report dated March 15, 2011 relating to the financial statements of Station Venture Operations, LLC as of December 31, 2010, and the related statements of operations, members’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2010, which report appears in the December 31, 2011 annual report on Form 10-K of LIN TV Corp.

/s/ KPMG LLP

New York, New York
May 30, 2012